news release

Anthem and WellPoint Complete Merger

Create nation’s leading health benefits company

Indianapolis, IN and Thousand Oaks, CA – November 30, 2004 – Anthem, Inc. (NYSE: ATH) and WellPoint Health Networks Inc. (NYSE: WLP) announced the completion of their merger today. The companies’ agreement to merge was announced October 27, 2003. Under the terms of the agreement, WellPoint Health Networks stockholders will receive $23.80 in cash and one share of Anthem common stock for each WellPoint Health Networks share. The value of the transaction as of October 26, 2003, is approximately $16.5 billion. Anthem, Inc., the corporate parent, has been renamed WellPoint, Inc., and its common stock will begin trading under the WLP symbol on December 1, 2004.

“This merger creates the nation’s leading health benefits company and provides us the opportunity to offer more value to our members, employers, physicians and hospitals,” said Larry C. Glasscock, president and chief executive officer of WellPoint, Inc. “We look forward to building upon our current focus on improving the health of the people we serve while delivering affordable products and distinctive service to our customers.”

WellPoint, Inc. now serves approximately 28 million medical members through its Blue Cross or Blue Cross and Blue Shield operations in 13 states and its non-Blue branded operations in other states. The company has over 38,000 associates nationwide.

“This merger is a great strategic and geographic fit,” said Leonard D. Schaeffer, chairman of WellPoint, Inc.’s board of directors. “It will benefit our members and bring together unmatched resources to drive innovation in health care.”

WellPoint, Inc. expects its fourth quarter 2004 earnings, which will include only one month of earnings from WellPoint Health Networks Inc., to be $0.95 to $1.00 per share. This estimate differs from previous guidance provided by Anthem, Inc. on a stand alone basis due to merger related expenses and the repurchase of subsidiary debt. Earnings in 2005 are expected to reach $7.65 to $7.75 per share. Approximately $150 million in synergies are expected to be realized in 2005 and at least $250 million in annual synergies are expected to be realized thereafter. Additional details regarding financial expectations will be provided in January at a date to be announced.

The company also announced its board of directors. The board is composed of 19 directors from Anthem’s and WellPoint Health Networks’ boards:

•	Leonard D. Schaeffer, Chairman of the Board (Former Chairman and CEO, WellPoint Health Networks Inc.)

•	Larry C. Glasscock, President and Chief Executive Officer (Former Chairman, CEO and President of Anthem, Inc.)

•	L. Ben Lytle, Chairman Emeritus, Chairman and CEO of AXIA Health Management

•	Lenox D. Baker, Jr., M.D, President, Mid-Atlantic Cardiothoracic Surgeons, Ltd.

•	Susan B. Bayh, Distinguished Visiting Professor, Butler University

•	Sheila P. Burke, Undersecretary for American Museums & National Programs, Smithsonian Institution

•	William H.T. Bush, Chairman, Bush O’Donnell & Co., Inc.

•	Julie A. Hill, Former President & Owner of Hiram-Hill Development Company

•	Allan B. Hubbard, President, E&A Industries

•	Warren Y. Jobe, Former Senior Vice President, Southern Company

•	Victor S. Liss, Vice Chairman, Trans-Lux Corporation

•	William G. Mays, President & Chief Executive Officer, Mays Chemical Company

•	Ramiro G. Peru, Executive Vice President and Chief Financial Officer, Phelps Dodge Corporation

•	Jane G. Pisano, Ph.D., President and Director, The Natural History Museum of Los Angeles County

•	Senator Donald W. Riegle, Jr., Chairman, APCO Government Affairs

•	William J. Ryan, Chairman, President & Chief Executive Officer, Banknorth Group, Inc.

•	Elizabeth A. Sanders, Principal, The Sanders Partnership

•	George A. Schaefer, Jr., President & Chief Executive Officer, Fifth Third Bancorp

•	Jackie M. Ward, Outside Managing Director, Intec Telecom Systems

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Contacts:

Investor Relations

Tami Durle, 317-488-6390

Angie McCabe, 805-557-6796

Media

Ed West, 317-488-6100

Barry Holt, 805-557-6789

About WellPoint, Inc.

WellPoint, Inc.’s mission is to improve the health of the people it serves and provides health care benefits and services to approximately 28 million medical members. WellPoint, Inc. is the largest publicly traded commercial health benefits company in terms of membership in the United States. WellPoint, Inc. is an independent licensee of the Blue Cross and Blue Shield Association and serves its members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through HealthLink and UNICARE. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about WellPoint, Inc. that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of WellPoint, Inc., that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by Anthem, Inc. (“Anthem”) and WellPoint Health Networks Inc. (“WellPoint Health”); trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; our ability to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. WellPoint, Inc. does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Anthem’s and WellPoint Health’s various SEC reports, including but not limited to Anthem’s Annual Report on Form 10-K for the year ended December 31, 2003, WellPoint Health’s Annual Report on form 10-K for the year ended December 31, 2003 as amended by Amendment No. 1 on Form 10-K/A and Anthem’s and WellPoint Health’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

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